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                                                                  Exhibit (n)(4)

                              Allen Allen & Hemsley
                                The Chifley Tower
                                2 Chifley Square
                                 Sydney NSW 2000
                                    Australia

                                                     September 29, 1997

WBK STRYPES Trust
c/o Puglisi & Associates
850 Library Avenue
Suite 204
Newark, Delaware 19715

      Re:   Registration Statement on Form N-2
            Registration Nos. 333-1787 and 811-7565

Ladies and Gentlemen:

      We have acted as Australian counsel to the WBK STRYPES Trust (the "Trust") in connection with the registration of its Structured Yield Product Exchangeable for Stock (the "STRYPES").

      We hereby consent to the filing of this consent as an exhibit to the Registration Statement and to the use of our name in the Prospectus and any registration statement to be filed pursuant to Rule 462(b) relating thereto. The issuance of such consent does not concede that we are an "expert" for the purposes of the Securities Act of 1933.

                                       Very truly yours,

                                       /s/ Allen Allen & Hemsley